CAPITOL TRANSAMERICA CORPORATION
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                                     BY-LAWS
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                                     OFFICES

     1. The principal office of this corporation above named, shall be located in the City of Madison, Wisconsin, or as designated from time to time by resolution of the directors; the corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate from time to time.

                             MEETING OF STOCKHOLDERS

     2. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation or at such place in Wisconsin as shall be designated in the notice of the meeting. Special meetings of the stockholders for any other purpose may be held at such place within Wisconsin as shall be stated in the notice of the meeting.
     3. The annual meeting of the shareholders shall be held on such day in May or June (the "period") and at such hour as the President shall direct in the notice, or if he does not act before the midpoint in such period, at such hour as the Board of Directors shall determine, when they shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Any Director may be removed for cause (either as a director, officer, or both and his remuneration terminated) by the vote of a majority of all of the stock outstanding and entitled to vote, at any regular or special meeting providing that in the notice of the meeting, the Director is named and the fact of his proposed removal stated, and on or attached to the copy going to said Director, the cause or causes are specified. "Cause" shall be as defined in By-Law #27.
     4.  The  holders  of  a  majority  of  the stock issued and outstanding and
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entitled  to  vote,  present in person or represented by proxy, is requisite and shall  constitute  a  quorum  at  all  meetings  of  the  stockholders  for  the
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transaction  of business, except as otherwise provided by law or by the Articles or  By-Laws.  If  such quorum shall not be present or represented, a majority of


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those present entitled to vote in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present at such adjourned meeting, at which meeting any business may be transacted which might have been transacted at the meeting as originally notified. By like vote the meeting may also be adjourned to such date, place and hour as the President, or the Board, may later state in a notice of adjourned meeting to be issued by the President or Secretary to all stockholders entitled to vote, not less than five days before the date stated in the notice for such adjourned meeting.
     5.  a.  At  every  meeting  of  the  stockholders  and at every election of
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directors,  every  stockholder  shall  be  entitled to one vote in person (or by
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proxy, appointed by an instrument in writing subscribed by such stockholder) for each share of common stock having voting power held and owned by him and registered in his name on the books of the corporation at the date of the closing of the transfer books for said meeting. No proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy.
     In instances where more than one person is registered as having an ownership interest in shares represented by a certificate for voting shares of this corporation, whether the interest be in joint tenancy, tenancy in common, or otherwise, the corporation will deem valid any proxy signed by any one or more of the owners, and the corporation will issue notices in the name of all of the owners named in the certificate but will mail same only to the address of the first owner named in the certificate, unless the corporation has previously received from the owners, a notice signed by all, establishing a different standard. In the case of a proxy signed by one or more (but not all of the owners), a non-signing owner may notify the corporation, prior to use of proxy, that he disowns the proxy, and the notice will be honored.
     5. b. If deemed advisable by the Board of Directors with respect to any particular meeting of the stockholders, the Secretary shall mail, or cause to be mailed, to each stockholder a form of written proxy for use at such meeting, which form of proxy shall name as proxy one person or a committee of three designated by the Board of Directors and shall contain a blank space in which the stockholder may designate some other person or persons as proxy in place of such Proxy Committee. Where the proxy is a committee, it may be voted by one or more of the proxies so named, if present, and if the proxies so named disagree,


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then  the  vote shall be recorded as indicated by the majority of the proxies so present and voting, and if no majority can agree, then no vote shall be cast by such proxy. All proxies shall be checked and verified by the Secretary, who shall certify to the proxies on file with him at the opening of each annual or special meeting of the stockholders of this Company, and such certificate shall be conclusively deemed to be correct unless some stockholder shall file specific objections to some one or more, in which event the objection shall be disposed of by the stockholders present at such meeting in person and by the stockholders represented at such meeting by uncontested proxy in such manner as they may there vote, one vote per share.
     6.  A notice of the annual meeting of stockholders shall be prepared by the
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secretary  not  more than thirty (30) days and not less than ten (10) days prior to the date set for the annual meeting of stockholders, the secretary shall sign it, and deposit it in the mail in said period, in an envelope with sufficient postage addressed to each stockholder of record on the books of the corporation on the date of said mailing, at the respective addresses shown on the books.
     7.  Special meetings of the stockholders for any purpose or purposes, other
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than  those  prohibited  by statute, may be called by resolution of the Board of
Directors or by the President, and shall be called by the President or Secretary at the request in writing of three members of the Board of Directors or at the request in writing by stockholders owning one-fifth in amount of the common voting stock of the company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. If such notice shall not be given within seven (7) days after delivery or the date of mailing such request to the principal office of the corporation, the stockholders or directors making the request for the meeting may fix the time and place of meeting and give notice either in the manner provided by law, or in the manner provided by these By-Laws.
     8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.
     9.  Written  notice  of a special meeting of stockholders stating the time,
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place  and  purpose  or  purposes shall be mailed postage prepaid, not more than twenty (20) days, and not less than five (5) days (except as otherwise required by law) before the meeting to each stockholder entitled to vote thereat, of record as a stockholder on the company records on the date of mailing, at such address as shall appear on the books of the company.


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     10.  Waiver  of notice: (1) When all the stockholders shall be present at a
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meeting,  however  notified,  and shall sign a written consent to the holding of such meeting, they may transact any business at such meeting which could lawfully be transacted at any meeting of the stockholders regularly called and notified. (2) The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting (and a waiver of the right to object to the form in which any notice received was given) except where the stockholder objects thereat, in person or by representative, to the transactions of any business because the meeting is not lawfully called or convened.
     10. a. For the purpose of determining stockholders entitled to notice or to vote at any regular or special meeting or stockholders of any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books
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shall  be  closed  for a stated period but not in any case to exceed thirty (30)
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days.
     10. b. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a regular meeting of stockholders such books shall be closed for at least ten (10) days immediately preceeding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty (30) days, and in case of a regular meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     10.  c.  Voting  Lists:  The  officer  or  agent having charge of the stock
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transfer  books  for the shares of the corporation shall make, at least ten (10)


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days  before  each  meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
     11.  Shares standing in the name of another corporation may be voted by any
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officer  of such corporation, or any proxy appointed by any such officer, in the absence of express notice to this corporation given in writing to the Secretary in connection with the particular meeting, that such officer has no authority to vote such shares or appoint such proxy.
     12.  Shares  held  by  an  administrator,  executor, guardian, conservator,
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receiver, or assignee for creditors may be voted by him, either in person, or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.
     13.  a.  A  stockholder  whose shares are pledged shall be entitled to vote
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such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. However, if the instrument of pledge provides different voting rights, it shall control if a copy thereof is presented to the meeting and approved by the chairman, or by majority vote if a vote is demanded.
     13.  b.  Shares  of its own stock belonging to the corporation shall not be
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voted,  directly  or  indirectly,  at  any  meeting, and shall not be counted in
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determining the total number of outstanding shares entitled to vote at any given


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time.  However,  shares  of its own stock held by it in a fiduciary capacity may
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be  voted  by  the  President,  or  other person designated by resolution of the
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Board,  and  shall  be  counted  in  determining the total number of outstanding shares  at  any  given  time.

                                    DIRECTORS

     14. The Board of Directors shall be six (6) in number, consisting of three classes of directors, each class consisting of two directors, for terms of three years each, with one class of director's terms expiring each year.
     15.  If the office of any Director or Directors becomes vacant by reason of
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death,  resignation,  retirement,  disqualifications, removal from office, or an increase in the number of directors authorized, or otherwise, the directors in office, by majority vote of the remaining Directors shall choose a successor or successors who shall hold office until the succeeding director has been elected at the next special or the annual meeting of stockholders, and has qualified (if an act of qualification is necessary).
     16. The Board of Directors shall direct the management of the business and affairs of the Company. They shall provide a suitable Home Office for the Company in the City of Madison, in Dane County, Wisconsin and may provide such offices elsewhere as they may deem necessary.
     16. a. Directors as such shall not receive any stated salary for their service as Directors, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting or meetings. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.
     16. b. The Board shall fix the compensation of Directors, members of all committees, and of all officers of the Company.
     16. c. The Board shall determine the kind and nature of hazards against which policyholders may be insured. They shall direct the investment of the reserve and surplus funds of the Company. They may grant such powers and assign such duties to Committees of the Board, to other Committees created by them, to the Chairman of the Board, or to the officers of the Company as the Board may from time to time deem advisable. They may make rates for insurance or authorize any Committee of the Board or other Committee appointed by them or any officer or officers of the Company or any other person or persons, to determine the rates of insurance or the manner or method by which such rates shall be established. They may reinsure risks or classes of risks and may authorize any


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Committee  of  the  board  or  other Committee created by them or any officer or officers of the Company or any other person or persons, to reinsure risks or classes of risks and to enter into contracts in respect thereto. They may classify risks by kind, type or line of insurance or subdivision thereof, by the degree of hazard assumed or by any standard they may determine is fair and reasonable and may assign the risks into groups, divisions or classes.
     16. d. In addition to the powers by these By-Laws expressly conferred upon them the Board may exercise such powers and do such lawful acts and things as
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are  not  by  statute  or  by  the  Articles of Organization or by these By-Laws required  to  be  exercised  and  done  by  the stockholders, and all things not
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prohibited  by statute, these Articles, or By-Laws from being done by the Board.
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                             COMMITTEES OF THE BOARD

     17. Subject to the limitations created by statute and these By-Laws as amended from time to time, the Board may by resolution adopted by the affirmative vote of the whole Board, from time to time, create, modify or abolish committees as follows, each one to consist of at least three members of the Board, each committee to have and fix its own rules governing the conduct of its activities not inconsistent with the rules promulgated by the Board, and shall report to the Board as directed from time to time. The Board may at any time designate from its members alternate members of committees. The committees authorized are:
     A)  Executive  committee:  To  have  and exercise, when the Board is not in
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     session,  all of the Powers of the Board, except as limited by statute, the
     Articles and these By-Laws, and the resolution or resolutions of the Board.
     B)  Other committees:  Any other committee or committees deemed appropriate
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     by the Board, with such powers and duties as the Board may designate in the resolution  or  resolutions  creating  or  affecting  each  committee.

                              MEETINGS OF THE BOARD

     18.  The  first  meeting  of each newly elected Board shall be held at such
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time  and  place  as  shall  be fixed by the consent of all directors, or by due
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notice.
     19. Directors shall hold an annual meeting for the election of officers for
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the  coming  year, as soon as practicable after the election of Directors at the


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annual  meeting  of  stockholders.  Regular  meetings  of  the Board may be held without notice at such hour and place as shall from time to time be determined by resolution of the Board, or by waiver signed by all Directors. A waiver of
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notice  in  writing, signed at any time, whether before or after the time of the
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meeting, by the Directors entitled to such notice, shall be deemed equivalent to the  giving  of  due  notice.  The  attendance  of a Director at a meeting shall
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constitute  a  waiver of notice of such meeting, except where a Director objects
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thereat,  in  person or by representative, at the opening of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Director who voted against any resolution at a meeting of directors, may register his dissent by signing and mailing a registered letter to the Secretary of the corporation, addressed to the principal office of the corporation, or to the registered agent at the address of his office, within 24 hours after the adjournment of the meeting, said letter to state the matter dissented from, and the reason for the dissent. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     20. Special meetings of the Board may be called by any two Directors on one
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day's  notice  to  each  Director,  either  personally  or by mail, telephone or telegraph; special meetings shall be called by the President or Secretary in a like manner on the written request of two Directors.
     21.  At  all  meetings  of  the  Board  the presence of a majority shall be
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necessary to constitute a quorum and sufficient for the transaction of business,
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and any act of a majority present at a meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically limited by statute or by the Articles of Incorporation or these By-Laws.
     22.  a.  The  Board  of Directors, by affirmative vote of a majority of the
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Directors  then  in  office, and irrespective of any personal interest of any of its  members,  may establish reasonable compensation of any or all Directors for
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services  to  the  Corporation  as  Directors,  officers  or  otherwise.
     22. b. The Board of Directors shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits, payments, or profit sharing to Directors, officers and/or any or all employees or classifications thereof and to their estates, families, dependents or beneficiaries on account of either prior or future services rendered or to be


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rendered  by such Directors, officers, and employees to the corporation, without prior  or  subsequent  approval  of  the  stockholders.
     23. The individual or personal interest of any Director in any matter which
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shall come before the Board of Directors, on matters other than their reasonable
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compensation  as  Directors  or officers, shall not disqualify the Director from
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being  counted  thereon  for  the  purpose  of  determining  whether a quorum is present; however to render valid any vote thereon, there must have concurred therein a minimum majority of a quorum of the Board who have no interest in the matter voted upon.

                                    OFFICERS

     24. The general officers shall be those named in the Articles of Incorporation. Each shall be elected by the Board annually and shall hold office for one year and until their successors are chosen and qualify in their stead, or until the earlier death, resignation, or removal of the officer. Any officer accepting the appointment, election or re-election to any office of the corporation shall take same upon the condition that if, in the course of his holding such office he likewise holds the position of a director of the corporation he shall hold the position of director, in fact, only so long as he is an officer of the corporation; and that his resignation, death or removal for cause from office or his failure to be re-elected, or if he fails to qualify, without further action of the directors or the stockholders, shall terminate his then current term as a director fully effective (in the case of a proceeding for removal under these By-Laws) upon the directors' determination that the pertinent fact or facts exist, irrespective of any subsequent legal or equitable proceedings. The Board of Directors, however, may at their sole option, by resolution, re-appoint the person to the directorship thus vacated, to serve out the unexpired term and until the election of a successor. The Board shall also choose one or more Vice-Presidents, and a Secretary and a Treasurer. The election of officers shall be at the annual meeting of the Board, or as soon as the Board determines that it is practicable thereafter. Any two of the officers, except those of President and Vice-President, and President and Secretary, upon resolution of the Board from time to time, may be combined and filled by the same person. The Board of Directors, from time to time, may also choose and prescribe the duties of one or more additional Vice-Presidents, Assistant Secretaries and Assistant Treasurers and other officers or agents or


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change the titles and duties of existing general or other officers, except as to the  statutory  requirements  of the office of President.  All or any one of the
                                                                             ---
officers,  as required by the Board shall be bonded at corporate expense in such
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sum and with such sureties as may be satisfactory to the Board, conditioned upon
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the  faithful  performance  of  their  duties,  and  for  the restoration to the
------------------------------         ------
corporation in case of loss to the corporation due to the officer's death, resignation, retirement or removal from office and the loss, removal or disappearance of any or all books, papers, conveyances, vouchers, money and other property or documents of whatever kind in possession of said officer or under his control belonging to the corporation or in its charge or custody. Such bonds may cover such other additional risks as is usual in bonds sold in the corporation's trading area.
     25.  The  Chairman  of  the  Board,  a  Vice-Chairman  of the Board and the
President  of  the  Corporation,  shall  be  members  of  the  Board.
     26. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.
     27. Upon at least three days' notice, and opportunity for a hearing before the Board, any officer elected or appointed by the Board of Directors may be
             ------------                                                 ------
removed  for  cause,  either  as  an  employee  and an officer, or both, and his
-------------------
remuneration terminated at any time by the affirmative vote of the Board of Directors equal to a majority of the Board positions authorized in the Articles and By-Laws. As to the President, the required percentage vote shall be two-thirds of the Board positions. "Cause" as herein used shall include, but not be limited to, unauthorized absences from work, lack of capacity, or failure to perform the duties of his office, or the performance of any acts tending (all in the sole judgment of the Board) to bring the corporation into disrepute.

                     CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD

     28. The Chairman of the Board, and, in his absence or inability to act, the Vice-Chairman of the Board, shall preside at all meetings of the Board of Directors.

                          PRESIDENT AND VICE-PRESIDENTS


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
     29. The President shall be the chief executive officer of the corporation. He shall have general charge and oversight of its business and affairs, shall preside at all meetings of the members. In the absence of the Chairman and Vice-Chairman of the Board, the President shall preside at all meetings of the Board of Directors and shall discharge all other duties imposed upon him by law, by these By-Laws, and by the Board of Directors. The President, or one of the Vice-Presidents authorized by the Board of Directors, shall sign all policies. The Board of Directors or President may designate any Vice-President or Vice
Presidents to exercise the powers and discharge the duties of the President during his absence or inability to act. Any Vice-President shall have such powers and discharge such duties as may from time to time be conferred or imposed upon him by the Board of Directors or by the President.

                                    SECRETARY

     30. The Secretary shall keep a record of the minutes, of the meetings of the Stockholders and of the Board of Directors. He shall countersign all instruments and documents executed by the corporation which the laws or by-laws require to be so executed; he shall affix to instruments and documents the seal of the corporation and record and keep in proper books therefor the transactions of the corporation; and shall perform such other duties as usually are incident to such office.

                                    TREASURER

     31. The Treasurer, subject to the control of the Board of Directors, shall collect, receive, and safely keep all moneys, funds and securities of the corporation, and attend to all its pecuniary affairs. He shall keep full and complete accounts and records of all his transactions, of sums owing to or by the corporation, and all rents and profits in its behalf. His books of account and records shall at all reasonable times be open to the inspection of the Stockholders of the corporation, and he shall furnish to the Stockholders at their Annual Meeting and to the Directors, whenever requested by them, such statements and reports of the same as are necessary to a full exhibit of the financial condition of the corporation.


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                              SUBORDINATE OFFICERS

     32. Subordinate officers appointed by the Board of Directors shall have such powers and discharge such duties as may from time to time be conferred or imposed upon them by the Board of Directors or the President.

                            FUNDS OF THE CORPORATION

     33. All moneys belonging to the corporation shall be deposited or invested in the name of the corporation in such depositories or in such securities as may be authorized by the Board of Directors, or by the appropriate committee under the authorization of the Board of Directors. All moneys of the corporation shall be disbursed by check, draft or written order only, and all checks and orders for the payment of money shall be signed by two officers as designated by the Board of Directors.

                              CERTIFICATES OF STOCK

     34. The certificates of stock of the corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares (and class of shares, if any) and shall be signed by the President and the Secretary and shall bear the corporate seal, if the By-Laws provide a corporate seal, and contain all other provisions required by law.
     35. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and the Board of Directors when authorizing such issue of a new certificate or certificates, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or his legal representative to advertise the loss in such manner as it shall require and/or give the corporation a suitable indemnity agreement, or a bond, in such sum as it may direct to indemnify the corporation against any claim that may be made against it relative to the new certificate or the old one or the shares represented thereby.
     36. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares endorsed by the person named in the certificate or by attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the


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corporation  to  issue a new certificate and record the transfer upon its books.
     37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Wisconsin.

                                   FISCAL YEAR

     38. The fiscal year of the corporation shall end on the 31st day of December of each year.

                                    DIVIDENDS

     39. The Directors may declare dividends out of the profits of the corporation at such times and in such manner as the Board may from time to time designate and as may lawfully be done.

                                      SEAL

     40. The corporation shall have a corporate seal, circular in shape, containing the name of the corporation, the word "Wisconsin" and the words "Corporate Seal".

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     41. To the extent permitted by law, the corporation shall indemnify each Director and Officer of the Corporation, and his heirs, executors and administrators against all expenses and liability reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a Director or Officer of the corporation, whether or not he continues to be a Director or Officer at the time of incurring such expenses and liabilities; such expenses and liabilities to include, but not limited to judgments, court costs, and attorney's fees and the cost of settlements. The corporation shall not, however, indemnify such Director or Officer with respect to matters as to which he shall be finally adjudged in any such actions, suit, or proceeding to have been liable for willful misconduct in the performance of his duties as such Director or Officer. In the event a settlement or compromise is effected, indemnification may be had only if the Board of Directors shall have been furnished with an opinion of


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counsel  for the corporation to the effect that such settlement or compromise is in the best interests of the corporation and that such Director or Officer is not liable for willful misconduct in the performance of his duties with respect to such matters, and, if the Board shall have adopted a resolution approving such settlement or compromise. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or Officer may be entitled as a matter of law.

                                     NOTICES

     42. Whenever under the provisions of these By-Laws notice is required to be given to any stockholder or Director, for any regular or special meeting, it shall not be construed to mean personal notice, but such notice shall be deemed to be given if given in writing by depositing the same in a United States post office or letter box in a postpaid sealed wrapper, addressed to such stockholder or Director, within the time limited, at such address as appears on the books of the corporation, or in default of other address, to such stockholder or Director where the principal office of the corporation is located; provided, that where the time limited is two days or less, a notice by mail, to be effective shall be deposited at least three (3) days prior to the meeting. Where notice may be given by telegraph it shall be deemed given when the message, properly addressed, is delivered to the telegraph company and its due transmission paid for.

                        ACTION BY SHAREHOLDERS OR BOARD
                             WITHOUT FORMAL MEETING

     43. Any action required to or permitted to be taken at a meeting of the stockholders, or any such action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, in the form of minutes of a meeting, or otherwise, setting forth the actions so taken, shall be signed by all persons entitled to vote with respect to the subject matter thereof.

                                  MISCELLANEOUS

     44. The masculine gender as used throughout these By-Laws shall be construed to refer also to the feminine where appropriate. Roberts Rules of


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Order shall govern as to all meetings under these By-Laws where the Rules may be in  conflict  with  the  By-Laws  or  with  the  Articles.

                                ORDER OF BUSINESS

     45. At all meetings of the Stockholders of the corporation, the following shall be the order of business:

               a.     Registration
               b.     Proof  of  Notice  of  Meeting
               c.     Reading  of  Minutes
               d.     Reports  of  Committees
               e.     Reports  of  Officers
               f.     Unfinished  Business
               g.     New  Business

                           AMENDMENTS BY STOCKHOLDERS

     46. The By-Laws may be amended by a majority vote of the voting stock present in person or by proxy and qualified to vote at any annual or special meeting or the stockholders, duly convened, provided a quorum is present and that notice of intention to amend, stating the substance of the amendment proposed shall have been contained in the notice of the meeting.

                        AMENDMENT OF BY-LAW BY THE BOARD

     47. The Board may make, alter, amend, or repeal By-Laws subject to the power of the holders of the common voting stock to alter or repeal same.


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